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                                                                  EXHIBIT 10.6


                         AGREEMENT AND PLAN OF EXCHANGE

                                  BY AND AMONG

                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                      AND

                     SOFTWARE CONSULTING SERVICES PTY. LTD.
                       IN ITS CAPACITY AS TRUSTEE OF THE
                               SCS UNIT TRUST AND
                         THE UNDERSIGNED HOLDERS OF ALL
                     OF THE OUTSTANDING OWNERSHIP INTERESTS
                             IN THE SCS UNIT TRUST

                    AND DATA COLLECTION SYSTEMS INTEGRATION
                        (DCSI) PTY LTD (ACN 080 412 166)

                              December 20, 1997

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                         AGREEMENT AND PLAN OF EXCHANGE


         This AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is effective as of December 20, 1997 (the "Effective Date"), between:

BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a Delaware corporation of 10375 Richmond Avenue, Suite 1620, Houston, Texas, USA, 77042 (the "Purchaser");

SOFTWARE CONSULTING SERVICES PTY. LTD., (ACN 005 931 886) of c/-Cugley
Ciravolo Bordin Pty Ltd, 8-10 Flintoff Street, Greensborough, Victoria, 3088 in its capacity as trustee of the Trust ("Company");

KENTCOM PTY LTD (ACN 065 369 440) in its own right and in its capacity as trustee of the Fazio Family Trust and SALVATORE FAZIO both of 7 Henricks Court, Mill Park, Victoria, 3082 and PEPPER TREE PTY LTD (ACN 007 342 538) in its own right and in its capacity as trustee of the Banks Trust and CHRISTOPHER RICHARD BANKS both of 61 Seaward Loop, Sorrento, WA, 6020 and CEDARMAN PTY LTD (ACN 067 279 850) in its own right and in its capacity as trustee of the Caswell Trust and STEPHEN DONALD CASWELL both of 50 Green Street, Ivanhoe, Victoria, 3079 and QUICKTREND PTY LTD (ACN 067 596 801) in its own right and in its capacity as trustee of the Lock Trust and DESMOND JOHN LOCK both of 24 Bradleys Lane, Warrandyte, Victoria, 3133, and KULLAMURRA PTY LTD (ACN 066 512 534) in its own right and in its capacity as trustee of the Kullamurra Trust and ROBERT STEPHEN LANGFORD both of 7 Rosehill Road, Lower Plenty, Victoria, 3113 and KPMG INFORMATION SOLUTIONS PTY LTD (ACN 065 410 746) in its own right of Level 5, 161 Collins Street, Melbourne, Victoria, 3000 (together, the "Owners"); and

DATA COLLECTION SYSTEMS INTEGRATION PTY LTD (ACN 080 412 166) of 8-10 Flintoff Street, Greensborough, Victoria ("DCSI").

         WHEREAS, Purchaser, the Company, and the Owners have each approved the assignment and transfer to Purchaser of substantially all of the assets of the Company in exchange for cash and shares of common stock, US$.001 par value per share of Purchaser ("Purchaser Common Stock") and the assumption of certain liabilities of the Company as provided herein (the "Exchange");

         WHEREAS, the Exchange is one of several related transactions involving the assignment of property to Purchaser in exchange for common stock and cash of Purchaser as part of an overall plan that includes an initial public offering of Purchaser Common Stock; and for United States (U.S.) income tax purposes, it is intended that this Exchange and the other related exchange transactions with Purchaser shall qualify as exchanges under the provisions of
Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Exchange has been approved as required by applicable law and by appropriate action of the Company, the Trust, the Owners and Purchaser, and the Exchange has been approved by the Owners as the holders of all of the outstanding ownership interests of the Trust and Company as evidenced by their signatures hereto; and





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         WHEREAS:

         (1) the Company owns 40% of the equity in the TCS Discretionary Unit Trust ("TCS Trust"), being a trust constituted by trust deed dated 26 June 1996 with Technology Consulting and Solutions Pty Ltd (ACN 074 527 325) as trustee and the Company as trustee for the Trust, Kullamurra Pty Ltd as trustee for the Kullamurra Trust and Investment Technology Solutions Pty Ltd (ACN 073 110 693) as trustee for the Technology Investment Trust as original unit holders;

         (2) the TCS Trust owns 70% of the equity in the ASAP Discretionary Unit Trust, being a trust constituted by trust deed with Australian Solutions & People Pty Ltd (ACN 072 496 247) ("ASAP") as trustee and Robert Langford, Steve Caswell, Technology Consulting and Solutions Pty Ltd, Peter James Boyd and Foligo Pty Ltd (ACN 074 103 763) as original unit holders; and

         (3)     the Company owns 100% of the equity in DCSI.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                1. THE EXCHANGE

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, and in consideration of delivery of the Purchase Price (as defined below) by Purchaser and the assumption of the Assumed Obligations (as defined below) by Purchaser, the Company agrees to sell, convey, assign, transfer, exchange and deliver to Purchaser, and Purchaser agrees to purchase, exchange and acquire from the Company, all of the assets owned by the Company as at the Closing Date (as that term is defined in section 2.1), of every kind, character and description, other than the "Excluded Assets" specified under Section 1.2 hereof (the "Acquired Assets"), whether such assets are tangible, intangible, real, personal or mixed, and wheresoever located, and whether carried on the books of the Company, including, but not limited to, the assets listed and/or described as follows and in the Schedules 1.1.1-1.1.14 referenced under this
Section 1.1, free and clear of any and all liens, claims, charges, pledges, security interests, exceptions or other encumbrances of any kind other than those described on Schedule 3.4; and the Company and the Owners represent and warrant to the Purchaser that the following referenced Schedules 1.1.1-1.1.13 hereto are accurate and complete:

                 1.1.1 Tangible Personal Property. All tangible personal property (including computers and computer equipment and hardware, other equipment, machinery, tools, appliances, products, implements, spare parts, instruments, furniture, inventories and supplies) owned by the Company ("Tangible Personal Property"), a correct and complete list of which is set forth on Schedule 1.1.1 hereto;

                 1.1.2 Personal Property Leases. To the extent assignable, all of the Company's rights in, to and under all leases of equipment, machinery, tools, appliances, implements, spare parts, instruments, furniture, supplies, and other items of tangible personal property ("Personal Property Leases"), a correct and complete list of which leased personal property is set forth on Schedule 1.1.2 hereto;





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                 1.1.3    Real Property. All right, title and interests to the
land, buildings, improvements and other real property owned by the Company ("Real Property"), a correct and complete list of which is set forth on
Schedule 1.1.3 hereto;

                 1.1.4 Real Property Leases. To the extent assignable, the leasehold estates created by, and all rights conferred on the Company under or by virtue of, all real property lease agreements (such real property lease agreements are hereinafter referred to as "Real Property Leases" and the parcels of real property in which the Company has a leasehold interest and that are subject to the Real Property Leases are hereinafter referred to as "Leased Property"), a correct and complete list of which is set forth on Schedule 1.1.4 hereto, including all rights, titles and interests, to use all warehouses, storage facilities, buildings, works, structures, fixtures, landings, constructions in progress, improvements, betterments, installations and additions constructed or located on or attached or affixed to the Leased Property;

                 1.1.5 Cash and Accounts Receivable. All of the Company's cash and accounts receivable as at the IPO Closing Date , being the accounts receivable as of 30 September 1997 as identified in schedule 1.1.5 hereto as adjusted between 30 September 1997 and the IPO Closing Date in the ordinary course of business and consistent with the Company's past practices ("Accounts Receivable") less any amounts paid out to the Owners pursuant to section 8.

                 1.1.6 Acquired Contracts. To the extent assignable, all of the Company's rights in, to and under all contracts, agreements, insurance policies, purchase orders and commitments, notes, mortgages, security agreements, pledges, guarantees, warranties, and any other contracts or agreements (excluding employment contracts) together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guarantees in favor of the Company with respect to any of the foregoing (the "Acquired Contracts"), and a correct and complete list of the material contracts which form part of the Acquired Contracts is set forth on
Schedule 1.1.6 hereto (exclusive of any contracts that are Excluded Assets);

                 1.1.7 Licenses. To the extent assignable, all material franchises, licenses (including intellectual property licenses), sublicenses, permits, certificates, approvals and other authorizations from governments and any other entities or persons necessary to own and/or operate any of the other Acquired Assets (the "Licenses"), a complete and correct list of which is set forth on the Schedule 1.1.8 hereto;

                 1.1.8 Intellectual Property. All of the intellectual property owned by the Company including, but not limited to: (i) United States, Australian and foreign patents, patent applications, trademarks, trademark applications and registrations, trade dress, brand names, logos, service marks, service mark applications and registrations, copyrights, copyright applications and registrations and trade names, fictitious names and assumed names of the Company including, without limitation, all such rights described on Schedule
1.1.9 hereto; (ii) proprietary data and technical, manufacturing know-how and information (and all materials embodying such information); (iii) developments, discoveries, inventions, ideas and trade secrets of the Company; (iv) client lists and information, marketing plans, business plans, customer and supplier lists, pricing policies and purchasing information; (v) computer programs and other software, computer technology, data bases operating systems, source and object codes, flow charts, algorithms, coding sheets, routines, compilers,





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assemblers, design concepts and manuals; and (vi) covenants by others not to compete, rights and privileges of the Company used in the conduct of its business, rights to exclusive use and rights to sue for past infringement with respect to any item described in this section (all of the foregoing which is referred to in the remainder of this Agreement as the "Intellectual Property"), an indicative list of which is set forth on Schedule 1.1.9 hereto;

                 1.1.9 Ownership Interests in Other Entities. All equity securities, partnership interests, indebtedness or other interests owned in any other corporation, partnership, limited partnership, joint venture, limited liability company, trust, or other entity or person, a correct and complete list of which is set forth on Schedule 1.1.10 hereto.

                 1.1.10 General Intangibles and Rights of the Company. All general intangible property of the Company and all rights in, to and under all representations, warranties, covenants, guaranties made or provided by third parties to or for the benefit of the Company, and all rights, privileges, claims and causes of action of the Company; a correct and complete list of any claims or causes of action owned by the Company is set forth on Schedule 1.1.11 hereto;

                 1.1.11 Prepaid Items. All of the Company's prepaid expenses, prepaid insurance, deposits and other similar items ("Prepaid Items"), a correct and complete list of which items is set forth on Schedule 1.1.12 hereto;

                 1.1.12 Company Name and Goodwill. The Company right to own and use the name "Software Consulting Services" and all goodwill with respect to the business and operations of the Company.

         1.2 Excluded Assets. The Company shall not sell, convey, assign, transfer or deliver to Purchaser, and Purchaser shall not acquire (or make any payments or otherwise discharge any liability or obligation of the Company with respect to), the assets of the Company described on Exhibit 1.2 attached hereto (the "Excluded Assets").

         1.3 Assumption of Obligations and Liabilities. At the IPO Closing Date , Purchaser shall assume and agree to pay or perform, promptly as they become due, the following obligations and liabilities of the Company: (i) all obligations as at 30 September 1997 set out in Exhibit 1.3 as adjusted in the ordinary course of business of the Company consistent with the Company's past practices between 30 September 1997 and the IPO Closing Date, (ii) to the extent that such liabilities are not reflected in the liabilities referred to in section 1.3(i), all obligations arising in the ordinary course of business and consistent with the Company's past practices under the Acquired Contracts set forth in schedule 1.1.6, and (iii) to the extent that such liabilities are not reflected in the liabilities referred to in section 1.3(i), all currently pending obligations to trade creditors and vendors which have been created by the Company in the ordinary course of business and in a manner and in amounts consistent with the Company's prior practices, (all of which are hereinafter referred to as the "Assumed Obligations"). Except for the assumption of the Assumed Obligations, Purchaser shall not assume or be deemed to have assumed and shall not be responsible for any other obligation or liability of the Company, direct or indirect, known or unknown, choate or inchoate, absolute or contingent, including without limitation any and all obligations regarding foreign, federal, state or local income tax, capital gains tax or stamp duty.





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         1.4     Certain Definitions. The following terms shall have the
meaning ascribed below for the purposes of this Agreement:

                 (i) "Closing Balance Sheet Date" means the end of the most recent monthly accounting period of the Company preceding the Closing Date.

                 (ii) "Current Assets" means the current assets of the Company determined as of the Closing Balance Sheet Date in accordance with GAAP.

                 (iii) "Current Liabilities" means the current liabilities of the Company determined as of the Closing Balance Sheet Date in accordance with GAAP and expressed as a positive number.

                 (iv) "GAAP" means U.S. generally accepted accounting principles consistently applied.

                 (v) "IPO" means the Purchaser's first underwritten public offering of Purchaser Common Stock resulting in net cash proceeds sufficient to fund the use of proceeds of such offering as described in the PPM (and any supplements thereto) referenced in section 3.23 herein (other than any offering pursuant to any registration statement
         (A) relating to any capital stock of Purchaser or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Purchaser or any of its subsidiaries, (B) primarily to directors, officers or employees of the Purchaser or any of its subsidiaries, (C) relating to any employee benefit plan or interest therein, (D) relating principally to any preferred stock or debt securities of the Purchaser, or (E) filed pursuant to Rule 145 under the Securities Act of 1933 (USA), as amended ("Securities Act"), or any successor or similar provision).

                 (vi) "IPO Closing Date" means the date that the Purchaser receives funds in consideration for the sale of its securities in the IPO.

                 (vii) "IPO Price" means the initial price per share, calculated in Australian dollars at the exchange rate prevailing as at the IPO Closing Date, to the public for shares of Purchaser Common Stock in the IPO.

                 (viii) "Long-Term Debt" means all long-term liabilities of the Company as of Closing Date, including capitalized lease obligations, as determined under GAAP, plus current portions of such long-term liabilities and pre-payment penalties as of the Closing Date.

                 (ix) "Net Working Capital" means the Current Assets of the Company minus the Current Liabilities of the Company as of the applicable date of determination, all as determined under GAAP.

                 (x) "Trust" means the SCS Unit Trust, being a trust constituted by trust deed dated 1 October 1994 with the Company as original trustee and Kentcom Pty Ltd and Kullamurra Pty Ltd as original unitholders.





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         1.5     Purchase Price. The purchase price ("Purchase Price") for the
Acquired Assets shall be:

                 (a) AUD$15 million in cleared funds to be paid to the Company on the IPO Closing Date; and

                 (b) AUD$9 million in Purchaser Common Stock at a value per share equal to the IPO Price to be issued to the Company upon the Company from 1 January 1998 to the IPO Closing Date and SCSI (and its permitted assignee) thereafter together achieving aggregate recognized revenues less allowances for doubtful accounts and sales returns as determined in accordance with GAAP equal to 75% of the recognized revenues less allowances for doubtful accounts and sales returns (as determined in accordance with GAAP) of the Company for the 1997 calendar year.

         To avoid any doubt, the Company acknowledges that the number of shares of Purchaser Common Stock to be issued to the Company pursuant to this section 1.5(b) shall be equal to 9 million divided by the IPO Price, and that the price that these shares are trading at on market at the date of issue of the said shares pursuant to this section 1.5(b) to the Company shall be irrelevant.

         1.6     Successor Operating Company.

                 1.6.1 Subject to payment of the Closing Cash Consideration, the parties hereto acknowledge and agree that Purchaser shall immediately after the IPO Closing Date (as defined above) assign all Acquired Assets and all Assumed Obligations and all of its right, title and interest in and to this Agreement, the related agreements and documents, and its rights and obligations thereunder and the products thereof, to a new wholly-owned subsidiary corporation of the Purchaser named Software Consulting Services International, Inc., a Delaware, U.S.A. corporation ("SCSI"), which shall have no material assets or liabilities prior to acquiring the Acquired Assets. The Purchaser shall cause SCSI to receive and assume ownership of such assets and rights and responsibility for the performance of such obligations and seek to employ the employees previously employed by the Company so that SCSI may after the IPO Closing Date conduct the business previously conducted by the Company and seek to further develop such business.

                 1.6.2 The parties acknowledge and agree that the employees of SCSI will have a significant direct interest in the operation of SCSI from the IPO Closing Date until the date which is 13 months from the IPO Closing Date because of the Incentive Stock Bonus Plan provision set forth hereinbelow. Accordingly, the parties agree that Purchaser shall cause the management of SCSI to consist of the following persons, subject to their willingness to so serve, from the IPO Closing Date until the time which is 13 months from the IPO Closing Date, so long as there has not been a material breach of this Agreement by the Owners. The board of directors of SCSI shall consist of Marshall G. Webb, Daniel M. Cofall and one nominee of the Purchaser, Stephen D. Caswell and two nominees of the Company and the officers of SCSI shall include Stephen D. Caswell as President and Chief Executive Officer and the Company's said nominee as Senior Vice President. If either Mr. Caswell or the said nominee of the Company shall for any reason cease to serve as a director, then a person named by the other of the above two persons shall be elected to the board in the place of the departed director. If Mr Caswell and the nominee of the Company cease to serve as directors at the same time,





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then their positions shall be filled by two nominees of the Company. To avoid any doubt, the parties acknowledge that: (a) for the period that this section
1.6.2 survives, the board shall comprise an equal number of directors appointed by Purchaser and by the Company respectively; and (b) the provisions of this section 1.6.2 shall not survive after 13 months from the IPO Closing Date have expired.

         1.7 Payment of Purchase Price. Purchaser shall deliver payment of the Purchase Price by:

                 1.7.1 delivery to the Company on the IPO Closing Date of the cash consideration referred to in section 1.5(a) (the "Closing Cash Consideration"); and

                 1.7.2 delivery of the stock consideration ("Stock Consideration") in the manner contemplated by section 1.5(b).

                                 2. THE CLOSING

         2.1 Closing. A closing into Escrow ("Closing") will take place at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas at the time and on the day that the Purchaser and its underwriters agree on the IPO Price for shares of Purchaser's Common Stock offered in the IPO as set forth in an executed underwriting agreement, but in no event later than April 23, 1998 ("Closing Date"); provided that each of the conditions precedent to the obligations of the parties to effect the Closing are then satisfied or waived by the applicable party. The parties may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered into escrow with the escrow agent ("Escrow Agent") under the Escrow Agreement set forth in Exhibit 2.1 hereto, the documents described in Sections 7.3 and 7.5 below. On the IPO Closing Date, such documents shall be delivered out of escrow to the parties designated to receive such documents under this Agreement in accordance with the Escrow Agreement, and the payment and delivery by the Purchaser of the Purchase Price shall be made in compliance with Sections 1.5 and 1.7 of this Agreement.

         2.2 No Other Assignments of Company Assets or Common Stock. It is agreed that no assignment, transfer or other disposition of (i) any assets of the Company (except in the ordinary course of business consistent with past practices) or (ii) legal or beneficial ownership of any ownership interests in the Company, may be made on or after the date hereof other than as provided herein.

                       3. REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE OWNERS

         The Company and the Owners , excluding KPMG Information Solutions Pty Ltd ("KPMG") unless expressly indicated to the contrary, hereby represent and warrant to Purchaser as follows:

         3.1 Organization of the Company and the Trust. The Trust is a Victoria, Australia unit trust and the Company is incorporated under Australian law. The Trust and Company are duly organized, validly existing and in good standing under the laws of the State of Victoria and each is duly qualified and authorized to do business in all jurisdictions where required to be qualified and authorized, except where the failure to obtain such qualification will not have a Company Material Adverse Effect (as defined below). Without limiting the foregoing:





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                 3.1.1 The Company is empowered by the Trust and the Trust's constituent documents to perform all of the obligations that it is contemplated that the Company will perform under this Agreement and do all things required by this Agreement and that there are no restrictions or conditions relating to such conduct pursuant to the constituent documents of the Trust or for any other reason.

                 3.1.2 The Company only acts in its capacity as trustee of the Trust and does not act in its own right and does not own any property in its own right.

                 3.1.3 All necessary meetings have been held and resolutions passed as required by the constituent documents of the Trust in order to render this Agreement fully enforceable against the Company.

                 3.1.4 The Company is the present and sole Trustee of the Trust.

                 3.1.5 The Trust has not been determined in any way.

                 3.1.6 There are no restrictions on the right of the Company to be indemnified out of the assets of the Trust.

                 3.1.7 The Company shall not retire as Trustee of the Trust without the prior written consent of Purchaser.

                 3.1.8 The Company will not permit any amendment to the constituent documents of the Trust unless authorised by Purchaser in writing.

                 3.1.9 The Company shall not appoint or distribute any of the assets of the Trust whether capital or income or otherwise or lend any monies to any beneficiary or other person otherwise than in the ordinary course of business without the prior written consent of Purchaser.

                 3.1.10 The documents described in schedule 3.1.10 and which have been made available by the Company to the Purchaser's solicitors, represent all of the constituent documents of the Trust and there are no other documents which in any way vary the terms of the Trust or impact upon the Trust or are relevant to or relate to the Trust in any way.

         3.2 Ownership Interests. All ownership interests, unitholdings and shareholdings in the Trust and in the Company are set forth on Schedule 3.2 hereto ("Ownership Interests") and are held legally and beneficially by the Owners in such amounts as are respectively set forth for each Owner by its name on Schedule 3.2 hereto. All such Ownership Interests are duly and validly authorized and issued, and were not issued in violation of the preemptive rights of any past or present Owner. Except for the interests described on
Schedule 3.2, there are no outstanding convertible or exchangeable securities, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any ownership or management interest or shares or units in the Company or the Trust. Further, the Trust and the Company have no liability, contingent or otherwise, to any person or entity in connection with preemptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any interests or units or shares in the Trust or the Company.





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         3.3     Consents. Except as provided on Schedule 3.3, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the effective execution, delivery or performance by the Company and the Owners, as applicable, of this Agreement, any Company Related Document (as defined in clause 3.7) or any Owner Related Document (as defined herein). If the required consents listed on Schedule 3.3 hereto are acquired, the execution, delivery and performance by the Company and each Owner of this Agreement, the Company Related Documents and the Owner Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which the Company or any Owner is a party or by which the Company or any Owner or any of their respective assets or properties may be bound or affected or any law, rule or regulation applicable to the Company or any Owner or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Company or any Owner.

         3.4 Title of Acquired Assets. Except as set forth on Schedule 3.4 hereto, the Company and the Trust own outright, and have full legal and beneficial title to, or a valid leasehold interest in (as appropriate), all of the Acquired Assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, claims, encumbrances, rights of others and restrictions on transfer, including good and marketable title to all of the real property interests, free and clear of any mortgages, security agreements, liens, claims, encumbrances, rights of others or restrictions on transfer.

         3.5     Condition of the Acquired Assets.

                 3.5.1 Tangible Personal Property. To the best of their knowledge and belief with respect to section 3.5.1: except as set forth on
Schedule 1.1.1, the Tangible Personal Property is in good operating condition, working order and repair (normal wear and tear excepted) and is fully-suitable for the uses for which it is employed in the conduct of the Company's business. All inventory is fit for the use intended and free from any known defect and is of a quality and quantity for good use in the ordinary course of business.

                 3.5.2 Leases. To the best of their knowledge and belief with respect to section 3.5.2: with respect to the Personal Property Leases and the Real Property Leases, except as set forth on Schedules 1.1.2 and 1.1.4, respectively;

                          (1)     each lease is legal, valid, binding,
                 enforceable and in full force and effect;

                          (2) each lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms following the Closing as before;

                          (3) no party to any such lease is in material breach or default thereof, and no event has occurred that, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration thereunder;





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                          (4)     no party to any such lease has repudiated in
                 writing any provision thereof;

                          (5) there are no disputes, oral agreements or forbearance programs in effect as to such lease;

                          (6) to the best of the knowledge of the Company and the Owners, the owner of the property leased pursuant to such lease has good and marketable title to such property free of any encumbrance that would adversely affect the leasehold interests of the Company; and

                          (7) the Company has performed and satisfied in full each material obligation to be performed by the Company under such lease as of the date hereof.

                 3.5.3 Accounts Receivable. To the best of their knowledge and belief, the Accounts Receivable reflected on Schedule 1.1.5, and all Accounts Receivable arising between the date hereof and the Closing are and will be valid accounts receivable that arose or will have arisen from bona fide transactions in the ordinary course of business of the Company; the services involved were or will have been validly and properly provided to the account obligor, and after the accounts receivable have been booked, no further services will be required to be provided in order to complete the sales and to entitle the Company or its assignees to collect the accounts receivable in full. Except for the allowance for doubtful accounts in the Company Financial Statements, the Company has no reason to believe that the Accounts Receivable will not be timely paid. No such account has been or will be assigned or pledged to any other person, firm or corporation.

                 3.5.4 Acquired Contracts. To the best of their knowledge and belief, the Company has attached to Schedule 1.1.6 a correct and complete copy of the Acquired Contracts all of which are listed on Schedule 1.1.6. Such Acquired Contracts, if assigned or novated (as appropriate), along with the other Acquired Assets, provide sufficient rights for the Purchaser to conduct business after the Closing in substance the same as business was conducted by the Company prior to Closing. To the best of their knowledge and belief, except as set forth on Schedule 1.1.6, each of the Acquired Contracts is legal, valid and enforceable and is in full force and effect, and there is no material default or existing condition that, with the giving of notice or the passage of time or both, would constitute such a default by the Company or by any parties thereto, and by the Closing, the Company and the Owners shall have used their best endeavours to have acquired any required consents necessary for the assignment of the Acquired Contracts hereunder. Except as set out in schedule 1.1.6, the Company has performed and satisfied in full each material obligation required to be performed by the Company under each Acquired Contract as of the date hereof. If services are to be provided to the Company under any such Acquired Contract, to the best of their knowledge and belief such services have been and are being performed satisfactorily and in a timely fashion, substantially in accordance with terms of such Acquired Contract.

                 3.5.5 Licenses. The Company holds adequate licenses, including licenses to use intellectual property or other rights to conduct its business as now conducted ("Licences"), and the Company's conduct of business prior to Closing does not conflict with, infringe on, or otherwise violate any rights of others. The Company has attached to Schedule 1.1.8 correct and complete copies of all such Licenses (as amended to date) disclosed on Schedule
1.1.8. Each License is legal, valid
and enforceable, and in full force and effect and will, if assigned, continue to be so after the Closing on the same terms as before the Closing, and by the Closing, the Company and the Owners shall have used their best endeavours to have acquired any required consent necessary for the assignment to the Purchaser hereunder of each License, such that the Purchaser may use the Licenses to conduct business after the Closing the same as business is conducted by the Company prior to Closing. No party to any License is in breach or default thereof and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination or modification of any License.

                 3.5.6    Intellectual Property.

                          (1) Except as disclosed in this Agreement, the Company owns absolutely the Intellectual Property without conflict with or infringement of any, right, title or interest of others.

                          (2) The Intellectual Property, unless otherwise disclosed in writing to the Purchaser, comprises all of the intellectual property material to the conduct of the business of the Company.

                          (3) Title to all Intellectual Property will effectively pass to Purchaser under this Agreement.

                          (4) All Intellectual Property essential to the successful conduct of the Company that is capable of registration under Australian law is validly registered and subsisting in the name of the Company free from encumbrances.

                          (5) The Company, excluding its employees acting in the ordinary course of business has not dealt with, authorised or permitted and will not before the Closing Date deal with, authorise or permit any person to use any of the Intellectual Property.

                          (6) None of the Intellectual Property constitutes or may constitute an infringement of any intellectual property rights of any other person. No claims have been asserted or are or may be pending or threatened by any person in relation to the use or the validity of the Intellectual Property.

                          (7) No claims have been asserted or are expected to be asserted by any person for the use by the Company of any intellectual property that it uses by way of licence agreement or otherwise in its business.

                          (8) The Company has no knowledge of, and has not received any notice of, any claims to the effect that any business or trade mark or trade name owned by the Company and used in the business of the Company is substantially identical as or is confusingly or deceptively similar to the name of any other company or any business or trade name or trade mark owned or used by any other person.

                 3.5.7 Prepaid Items. To the best of their knowledge and belief, each of the Prepaid Items is valid and represents a credit on the Company's behalf with the payee and may be transferred to Purchaser without the necessity of obtaining any consent or approval except as may be set forth on Schedule 3.3.

                 3.5.8 Completeness of Acquired Assets. The Acquired Assets including, without limitation, the Licenses described in Schedule 1.1.8, include all the assets and properties (excluding the employees of the Company) necessary to conduct the business of the Company as at the date of this Agreement.

         3.6 Defaults. To the best of their knowledge and belief with respect to section 3.6: neither the Company, nor any Owner is in default under or in violation of, and the execution and delivery of this Agreement, the Company Related Documents and the Owner Related Documents and the consummation of the transactions contemplated hereby and thereby will not result in a default by the Company, any Owner under or a violation of (i) any Acquired Contract or (ii) any law, rule or regulation applicable to the Company or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over the Company, which default or violation could adversely affect the ability of the Company to consummate the transactions contemplated hereby or will have a Company Material Adverse Effect.

         3.7 Authority. The Company has full right, power, legal capacity and authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by the Company (each a "Company Related Document") and (ii) consummate the transactions contemplated herein and thereby. Each Owner has full right, power, legal capacity and authority to (i) including KPMG with respect to this section 3.7(i) only execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Owner (each an "Owner Related Document") and (ii) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Company and by each Owner and constitutes, and each Company Related Document and each Owner Related Document, when duly executed and delivered by each party thereto will constitute, legal, valid and binding obligations of the Company and each Owner who or which is a party thereto, enforceable against the Company and each Owner, as applicable, in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         3.8 Financial Statements. To the best of their knowledge and belief with respect to section 3.8: the Company and the Owners have furnished to the Purchaser and to its auditors, Deloitte Touche Tohmatsu all documents and information sufficient to enable Deloitte Touche Tohmatsu to accurately audit the following financial statements of the Company: (i) Balance Sheet as of September 30, 1997 (the "Balance Sheet Date"), and (ii) Statements of Income for the fiscal years of the Company ended June 30, 1996 and June 30, 1997 and for the interim period ended September 30, 1997 for the current fiscal year. Such Company Financial Statements, together with the Closing Balance Sheet, are collectively referred to herein as ("Company Financial Statements"). Such financial statements, except as described in the notes thereto, have been prepared from the Company's records in accordance with GAAP. Such Balance Sheet presents accurately and fairly in all material respects the financial condition of the Company as of the date indicated thereon, and such Statements of Income present accurately and fairly in all respects the results of the Company's operations for the periods indicated thereon. Except as set forth in the Company Financial Statements or in a supplemental description in Schedule 3.8 hereto, and other than the performance of its obligations under its Contracts, the Company has no liabilities or obligations of any nature whether absolute, contingent or otherwise.

         3.9 No Conflict. To the best of their knowledge and belief with respect to section 3.9: the Company has full power, authority and legal right and has all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined below) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date hereof, and such businesses are now being conducted and such assets and properties are being owned and/or operated, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Company Material Adverse Effect. The term "Environmental Law" means any law, rule, regulation, approval, decision, decree, ordinance, by-law having the force of law or order of any federal, state or local executive, legislative, judicial, quasi judicial, regulatory or administrative agency, board or authority, which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, use, processing, disposal or transportation;
(iv) exposure to hazardous or toxic substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances.

         3.10 Compliance; Legal Actions. To the best of their knowledge and belief with respect to section 3.10: the Company and the Owners have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) with respect to the Company and its business or the Trust, and except as may be described in Schedule 3.10 hereto, no legal action, suit, audit, investigation, unfair labor practice charge, complaint, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or, to the best knowledge of the Company or the Owners threatened, which involves or may involve the Company or its now or previously owned or operated assets, operations, properties or businesses.

         3.11 Real Property. Schedule 3.11 includes correct and complete legal descriptions of all real property owned in fee simple by the Company and all mortgages, charges and encumbrances thereon and a copy of the relevant title deeds and any other material documents reflecting or affecting the real property interests owned by the Company.

         3.12 Employees. To the best of their knowledge and belief with respect to section 3.12: schedule 3.12 is a complete and accurate list of the names, start dates and current annual salary or hourly wage rates of all salaried and hourly regular full-time and part-time employees of the Company together with a summary of the bonuses, additional compensation and other like benefits and entitlements (other than long service leave, sick leave and superannuation), if any, payable to each employee and the last date, if any, on which each employee received (a) a raise in annual salary or hourly wage or (b) a bonus.

         3.13    Employees.

                 3.13.1 Employees' Particulars. The particulars of the employees and permanent contractors listed in Schedule 3.12 are true, complete and accurate and the names listed in that schedule comprise all employees and permanent contractors engaged full time by the Company ("Employees") necessary for the conduct of the business of the Company. There are no other employees or permanent contractors necessary or integral to the conduct of the business of the Company other than those set out in Schedule 3.12.

                 3.13.2   All Material Terms of Employment.

                          (1) The Company has disclosed to the Purchaser before the date of this Agreement all material terms and conditions on which each of the Employees is employed or retained;

                          (2) The engagement of all Employees is on the basis that the Company has no obligation to pay an Employee any commission, bonus, incentive, retiring or similar payment other than as disclosed in Schedule 3.12.

                 3.13.3 Transfer of Employees. The Company has no knowledge of any facts which would indicate that any Employees will not transfer their employment or retainer to the Purchaser on the Closing Date.

                 3.13.4 No Violation of Employment Laws.

                 To the best of their knowledge and belief with respect to
section 3.13.4:

                          (1) There has been no violation by the Company of any applicable law or regulation relating to employment of labour (including occupational Health and Safety legislation, Equal Opportunity legislation and all other laws or regulations relating to labour relations, labour standards or employment practices and any relevant regulations); or

                          (2) The Company has not engaged in any conduct in relation to the Employees which will or may result in any liability to the Company or the Purchaser.

                 3.13.5 Additional Employees. Between the date of execution of this Agreement and the IPO Closing Date the Company will not:

                          (1) employ or retain any additional employees or permanent contractors in the business of the Company otherwise than in the ordinary course of business, or with the Purchaser's prior written consent, such consent not to be unreasonably withheld; or

                          (2) make any substantial change (other than any change required to comply with any relevant award or statute) in the basis or amount of remuneration or the terms and conditions of employment of any Employee without the Purchaser's written consent, such consent which shall not be unreasonably withheld.

                 3.13.6 Taxes Paid from Employees' Wages. The Company has made timely payments of any taxes required to be deducted and withheld from the wages and salaries paid to the Company's employees in the business of the Company.

                 3.13.7 Claims by Employees. To the best of their knowledge and belief with respect to section 3.13.7: except as disclosed to the Purchaser under this Agreement, the Company does not know of any facts which will result in any present or former employee or permanent contractor of the Company having any valid claim on the date of termination of his employment or contract against the Company (whether under law or any employment, agreement or otherwise) on account of or for:

                          (1)     overtime pay;

                          (2)     wages or salaries;

                          (3) any statute, ordinance, regulation or award relating to minimum wages or other working conditions;

                          (4) redundancy pay, payment in lieu of notice or compensation arising out of termination of employment;

                          (5)     superannuation payments or benefits; or

                          (6) workers' compensation claims or common law claims for any injury or disease.

                 3.13.8 No Labour Dispute. At the date of this Agreement there is no labour dispute, strike or work stoppage which will affect or may affect the business of the Company or interfere with its continued operation.

                 3.13.9 No Agreement with Unions. Except as disclosed in this Agreement, there is no agreement, arrangement or understanding between the Company and any trade union or any representatives of any trade union in relation to the Employees.

                 3.13.10 No Share Scheme. Except as disclosed in this Agreement, there are no share option or share incentive or similar schemes to which any Employee is or may become a party.

         3.14    Superannuation

                 3.14.1 All Material Documents. The Company has made available to the Purchaser the correct and complete copies and records of all documents it has in its possession relating to the Company's obligation to make superannuation contributions on behalf of the Employees.

                 3.14.2 No Claims for Breach of Duty. To the best of their knowledge and belief with respect to section 3.14.2: there are no pending or threatened claims by or on behalf of any Employee or beneficiary thereof in respect of the Company's obligation to pay superannuation contributions on behalf of the Employees or violations of other applicable laws which could result in any liability on the part of the Company.

                 3.14.3 All Claims Disclosed. All claims against the Company relating to its obligation to make superannuation contributions have been disclosed to the Purchaser in writing.

         3.15 Safety Matters. Schedule 3.15 contains (if they exist) a copy of all material safety data sheets, toxicology studies and environmental studies of the Company.

         3.16 Entities Owned. Schedule 1.1.10 hereto sets forth the name of any corporation, partnership, firm, association, business organization, entity or enterprise owned wholly or in part by the Company directly or indirectly. To the best of their knowledge and belief, except as disclosed in Schedule 1.1.10, all the ownership interests of the Company in such entities are directly or ultimately owned by the Company, free and clear of all liens, encumbrances or adverse claims of every kind, and all such ownership interests are duly and validly authorized and issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any past or present stockholder.

         3.17    Affiliate Relationships.

                 3.17.1 In this Agreement the term "affiliate" means with respect to any person, any other person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                 3.17.2 Except as set forth on Schedule 3.17.2 hereto, neither the Company, the Owners nor any affiliate of the Owners, and no manager or employee of or consultant to the Company owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or which the Company is operating or using or the use of which is necessary for its business. Also included in Schedule 3.17.2 is the disclosure of any relationships which any Owner, affiliate of an Owner, director, officer, employee, agent or consultant of the Company has with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company.

         3.18 Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935 (USA), as amended.

         3.19 No Material Adverse Change. Except as specifically set forth on Schedule 3.19, or otherwise as occurs in the ordinary course of business of the Company and consistent with the Company's past practices, or as otherwise expressly disclosed in this Agreement (including section 5.1.(17) or to the Purchaser since the Balance Sheet Date there has not been: (a) any change in the Trust or the Company's organizational or constituent documents or regulations, (b) any material adverse change of any nature whatsoever in the financial condition, assets, liabilities (contingent or otherwise), income, business or prospects of the Company; (c) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the

Company; (d) any change in the authorized capital of the Company or in its securities outstanding or any change in the Ownership Interests; (e) any declaration or payment of any dividend or distribution in respect of the Ownership Interests or any direct or indirect redemption, purchase or other acquisition of any of the Ownership Interests; (f) any contract or commitment entered into by the Company or any incurrence by the Company or agreement by the Company to incur any liability or make any capital expenditures in excess of $10,000, except in the normal course of business; (g) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Owners, employees, consultants or agents; (h) any work interruptions, labor grievances or claims filed, proposed law or regulation (the existence of which is known, or under the normal course of business should be known, to the Company and/or the Owners) or any event or condition of any character materially adversely affecting the business or future prospects of the Company; (i) any creation, assumption or permitting to exist of any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except as set forth in Schedule 3.4 ; (j) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, the Owners and their respective affiliates; (k) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of the Owners or any of their affiliates; (1) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, properties or rights; (m) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets of the Company; (n) any negotiation for the acquisition of any business or start-up of any new business; (o) any merger or consolidation or agreement to merge or consolidate with or into any other corporation (except the transactions contemplated by this Agreement); (p) any waiver of any material rights or claims of the Company; (q) any breach, amendment or termination of any material contract, agreement, license, permit, permit application or other right to which the Company is a party; (r) any discharge, satisfaction, compromise or settlement of any claim, lien, charge or encumbrance or payment of any obligation or liability, contingent or otherwise, other than current liabilities as of the Balance Sheet Date, current liabilities incurred since the Balance Sheet Date in the ordinary course of business and prepayments of obligations in accordance with normal and customary past practices; or (s) any transaction by the Company outside the ordinary course of its business or prohibited hereunder.

         3.20 Access. The Company has provided the Purchaser and the Purchaser's lenders, underwriters and placement agents and their respective representatives the opportunity to make a full investigation of the properties, operations and financial condition of the Company and afforded the Purchaser and the Purchaser's lenders, underwriters and placement agents and their respective representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of the Company to allow for a full investigation by such persons.

         3.21 Disclosure. No representation or warranty by the Company or the Owners in this Agreement, the Schedules hereto or any certificate delivered by the Company or the Owners to the Purchaser pursuant to the Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

         3.22 Company Material Adverse Effect. The term "Company Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Company in an amount of AUD$25,000 or more.

         3.23    Restricted Securities.

         Including KPMG with respect to this section 3.23 only:

                 (1) The Company and Owners acknowledge that the shares of Purchaser Common Stock to be acquired by the Company hereunder, and then by the Owners by distribution from the Company, have not been registered under the Securities Act of 1933 (USA), as amended (the "Securities Act"), and are being acquired for the Company or Owners' own account for investment and not with a view to the distribution thereof, and the Purchaser Common Stock will be subject to the Stock Transfer Restriction Agreement in Exhibit 7.3.3 hereto.

                 (2) The Company and each Owner has the knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of entering this Agreement and the transactions contemplated hereby and acquiring shares of Purchaser Common Stock.

                 (3) The Company and each Owner is able to bear the economic risks of its investment in the Purchaser Common Stock, including the risk of a loss of the value of the Purchaser Common Stock.

                 (4) The Company and the Owners have been represented by legal counsel in this transaction and they and their representatives, including such counsel, have been given the opportunity to ask questions of, and receive answers from, the officers of the Purchaser concerning the terms of the transactions contemplated by this Agreement and the affairs and the business and financial condition of the Purchaser but have relied upon the representations set out in
         Exhibit 7.5.3.

                 (5) The Company and each Owner has received a Confidential Private Placement Memorandum ("PPM") which is annexed as
         Schedule 3.23(5) hereto concerning the Purchaser and an investment in shares of Purchaser Common Stock, and each of them and their representatives, including financial advisers have been given such access to all documents, books and additional information concerning Purchaser which they have requested regarding Purchaser.

                 (6) The Company and each Owner and their representatives have conducted such investigations in making a decision to approve this Agreement and the transactions contemplated hereby as they have deemed necessary and advisable.

                 (7) The Company and each Owner acknowledge and agree that the Purchaser Common Stock to be issued to the Company may not be disposed of except in accordance with the requirements of the Securities Act and any applicable state securities laws and the Stock Transfer Restriction Agreement.

         3.24    Insolvency Matters.

                 (1) No receiver or receiver and manager has been appointed to the whole or any part of the Acquired Assets and no appointment has been threatened or is envisaged by the Company or the Owners.

                 (2) The Company is not in liquidation and no administrator under the Corporations Law of Australia ("Corporations Law") has been appointed. No order, petition, application, proceeding, meeting or resolution has been made, presented, brought, called, threatened or passed for the purpose of liquidating the Company or the Trust or appointing an administrator under the Corporations Law.

                 (3) The Company has not stopped payment to any creditor and is not insolvent or unable to pay its debts for the purposes of section 460 of the Corporations Law or otherwise. There is no unfulfilled or unsatisfied judgement or court order outstanding against the Company and there has been no unreasonable delay by the Company in the payment of any obligation due for payment.

                 (4) No mortgagee is or is entitled to be in possession of the whole or any of the part of the Acquired Assets.

         3.25 Trade Practices Act Infringements. To the best of their knowledge and belief with respect to this section 3.25: there is no agreement, arrangement or activity (whether by commission or omission) in which the Company has been or will be concerned which infringes or which has been or which is required to be authorised under the Trade Practices Act 1974 (Cth) of Australia or any other anti-trust legislation in relation to the Acquired Assets of the Company.

         3.26    Insurance.

                 (1) All of the Acquired Assets that are already insured by the Company are insured with a company of good repute and financial substance in an amount not less than the full cost of replacement against fire and all other risks as are commonly insured against by prudent persons carrying on a similar business of that carried on by the Company (including third party injury). All other insurances required by law and all current premiums on those insurances have been paid. That insurance is in full force and effect until Closing and nothing has been done or omitted to be done which would make any insurance void, voidable or unenforceable.

                 (2) The Company has not failed to give any notice or present any claim in relation to the Acquired Assets under any insurance policy.

                 (3) There are no outstanding requirements or recommendations by any:

                          (i) insurance company that issued a policy in relation to any of the Acquired Assets; or

                          (ii)    governmental authority requiring or
                 recommending any material repairs or other work done on or in relation to any of the premises occupied by the Company or the Acquired Assets, or requiring or recommending any material equipment or facilities to be installed in or in relation to any of the premises of the Company or the Acquired Assets.

         3.27 SAP. The Company is a designated SAP implementation partner. It is acknowledged by the Company and the Owners that the Company's relationship with SAP is important to the value of the goodwill of the Company and the business of the Company ("Goodwill"). Expressly excluding Robert Langford, the Company and the Owners shall:

                 3.27.1 not act in any way which detrimentally affects the Goodwill;

                 3.27.2   use their best endeavors to protect the Goodwill; and

                 3.27.3 use their best endeavors to procure that the existing relationship between the Company and SAP continues after the IPO Closing Date with the Purchaser or SCSI (as appropriate) in the place of the Company.

         3.28 Receipt of Monies from ASAP. The Company receives as at the date of this Agreement and on a month to month basis from ASAP rental of AUD$4,000.00 per month for the utilization of part of the Company's premises at 255 Whitehorse Road, Balwyn, Victoria and compensation with respect to ASAP's utilization of the services of the Company from time to time and the Company and the Owners covenant to the Purchaser that they shall use their best endeavours to assign the right to receive such monies to the Purchaser effective from the Closing Date.

         3.29 Owner Trusts. The trusts of which the Owners are identified in this Agreement as being trustees of ("relevant trusts") are all validly constituted, have not been determined and there is no restriction on the right of an Owner to be indemnified out of the assets of the relevant trust, and the Owners are all duly authorised and empowered by the relevant trusts to enter into this Agreement.

                 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company and the Owners as follows:

         4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and authorized to do business in all other states where required to be qualified and authorized except where the failure to obtain such qualification will not have a Purchaser Material Adverse Effect (as defined below). The only operations of Purchaser prior to the date hereof has been to coordinate and implement the various steps appropriate for the consolidation of the ownership of certain founding companies into the Purchaser contingent on the successful completion of the IPO as described in the PPM.

         4.2 Capitalization of Purchaser. The total authorized capital stock of Purchaser is as set forth and described in the Purchaser's PPM delivered to the Company and the Owners in connection with the transactions contemplated by this Agreement. The outstanding shares of Purchaser Common Stock have been duly and validly issued and are fully paid and non-assessable.

         4.3 Authority. Purchaser has full right, power, legal capacity and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and to consummate the transactions contemplated herein and thereby (the "Purchaser Related Documents"). This Agreement has been duly executed and delivered by Purchaser and constitutes, and all Purchaser Related Documents, when executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         4.4 Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Purchaser of this Agreement or the Purchaser Related Documents or the consummation by the Purchaser of the transactions contemplated thereby except as may be described in the PPM and, except for (i) the filing of the Purchaser's registration statement with respect to the IPO ("Registration Statement") with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act and the SEC's declaration of effectiveness of such Registration Statement and the completion of all necessary filings required thereunder, and (ii) the obtaining of all necessary consents and approvals required pursuant to state securities or "blue sky" laws in connection with the IPO.

         4.5 Defaults. Purchaser is not in default under or in violation of, and the execution, delivery and performance of this Agreement and Purchaser Related Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Purchaser or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Purchaser, which default or violation could adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or will have a Purchaser Material Adverse Effect.

         4.6 Financial Statements. Purchaser has provided certain financial statements of the Purchaser to the Owners ("Purchaser Financial Statements") and such Purchaser Financial Statements have been prepared in accordance with GAAP, are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of Purchaser and its then existing consolidated subsidiaries as of the dates and for the periods indicated. The books and records of Purchaser have been kept in reasonable detail and accurately and fairly reflect the transactions of Purchaser. Except as set forth in the Purchaser Financial Statements or the PPM, the Purchaser has no liabilities or obligations of any nature whether absolute, contingent or otherwise.

         4.7 Taxes. Purchaser has either accrued, discharged or caused to be discharged, as the same have become due, or the Purchaser Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of Purchaser.

         4.8 Compliance. Purchaser has full power, authority and legal right and has all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Purchaser Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Purchaser Material Adverse Effect.

         4.9 Investment Company. Purchaser is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.10 Disclosure. No representation or warranty by Purchaser in this Agreement or the Schedules hereto and no statement contained any certificate delivered by Purchaser to the Owners pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

         4.11 Purchaser Material Adverse Effect. The term "Purchaser Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Purchaser and its consolidated subsidiaries, taken as a whole, in an amount of AUD$25,000 or more.

         4.12 Specific Warranty of Purchaser. The Purchaser shall indemnify the Company against any claims made against the Company arising solely out of the publication of the name of the Company in any documentation issued to the public by the Purchaser in relation to the IPO.

         4.13 Stock Warranty. The common stock of Brightstar ("Brightstar Stock") issued to the Company in accordance with the provisions of this Agreement and the PPM shall be validly issued and outstanding and in compliance with requirements of the United States Federal Securities Laws ("US Securities Laws"). Such Brightstar Stock has not been registered under the US Securities Laws in reliance on an exemption from such registration.

               5. CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS

         The Company and the Owners further agree with the Purchaser that from the date hereof to the Closing Date:

         5.1 Conduct of Business. Expressly excluding KPMG with respect to this section 5.1, the Owners shall cause the Company to, and the Company shall, conduct its operations according to its ordinary and usual course of business to preserve substantially intact its business organization, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it. The Company and Owners agree to confer with the Purchaser to keep it informed with respect to the general status of the on-going operations of the business of the Company. Without limiting the generality of the foregoing, and except as otherwise contemplated herein or agreed to by Purchaser, the Owners will cause the Company to, and the Company shall:

                 (1) carry on its business in substantially the same manner as heretofore carried on and not introduce any material new method of management, operation or accounting, nor provide discounted services;

                 (2) maintain its properties, facilities, equipment and other assets, including those held under leases, in good working order, condition and repair, ordinary wear and tear excepted;

                 (3) perform all of its obligations under all contracts to which the Company is a party including all debt and lease instruments and other agreements (including the Acquired Contracts) relating to or affecting its business, assets, properties, equipment and rights, and pay all vendors, suppliers, and other third parties (including mechanics and materialmen) as and when its bills are due and pay in full all payroll obligations when due;

                 (4) keep in full force and effect its present insurance policies or other comparable insurance coverage;

                 (5) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

                 (6) refrain from effecting any change in the capital structure of the Company; refrain from incurring any expenditures outside the normal course of business, including any capital expenditures in excess of AUD$10,000, without prior written notification to the Purchaser;

                 (7) refrain from starting or acquiring any new businesses without the prior written consent of the Purchaser (such consent not to be unreasonably withheld);

                 (8) maintain its present salaries, commission levels and bonus schemes for all officers, directors, employees or agents, except for the usual and customary merit increases for employees;

                 (9) refrain from declaring or paying any extraordinary bonuses, fees, commissions or any other unusual distributions to the Owners, management, sales agents, employees or other personnel without prior written consent of the Purchaser (such consent not to be unreasonably withheld);

                 (10) promptly notify the Purchaser of the receipt by the Company or any Owner of any notice or claim, written or oral, of (a) default or breach by the Company under, or of any termination (other than at the end of the stated term thereof) or cancellation, or threat of termination (other than at end of the stated term thereof) of cancellation, of any company contract, (b) any loss of, damage to or disposition of, any of the properties, assets or the products of the Company of a value of AUD$10,000 or more, singly or in the aggregate (other than the sale or use of inventories in the ordinary course of business), (c) any claim or litigation threatened or instituted, or any other adverse event or occurrence involving or affecting the Company or any of its assets, properties, operations, businesses or employees, and (d) any proposal made by any third party received by the Company, or of which any Owner obtains knowledge, in respect of any sale or other disposition, direct or indirect, of the assets (other than the sale or use of inventories in the ordinary course of business), businesses or outstanding ownership or voting interests of the Company;

                 (11) comply with and cause to be complied with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to the Company or its assets, properties, operations, businesses or employees except where the failure to comply will not have a Company Material Adverse Effect;

                 (12) refrain from any sale, disposition, distribution or encumbrance of any of its properties or assets and refrain from entering into any agreement or commitment with respect to any such sale, disposition, distribution or encumbrance (other than the sale or use of inventories in the ordinary course of business);

                 (13) refrain from any purchase or redemption of, or any dealing with any ownership or voting interest (including without limitation, shares and units) in the Company or the Trust and, refrain from issuing any ownership interest;

                 (14) refrain from making any change in any accounting principle, classification, policy or practice;

                 (15) refrain from effecting any amendment to the organizational and governing instruments of and documents relating to the Company or the Trust;

                 (16) refrain from entering into or agreeing to enter into any merger or consolidation by the Company with or into, and refrain from acquiring all or substantially all of the assets, capital stock or business of, any person, corporation, partnership, association or other business organization or division of any thereof;

                 (17) maintain its present debt and lease agreements and instruments (except those that expire on their stated maturity or lease termination dates); refrain from entering into any amendment thereto or new debt or lease agreements or instruments except that the Company's planned increase in its overdraft line of credit to AUD $1,500,000, and the proposed new Sydney and Perth leases currently being implemented by the Company and the possible negotiation of a new Melbourne lease, and equipment leases with CBFC (all as disclosed previously to the Purchaser) are hereby agreed to by Purchaser; refrain from increasing any indebtedness for borrowed money or issuing or selling any debt securities or letters of credit; and refrain from making any payments of any indebtedness or interest or other amounts thereon or with respect thereto (other than regularly scheduled principal and interest payments and payments of principal, interest and fees under revolving lines of credit);

                 (18) manage working capital in the ordinary course consistent with past practice and refrain from introducing any new method of management or operation, providing any discounted services or products, discounting any receivables or taking any action to accelerate payment of any receivable prior to its due date; and

                 (19) refrain from entering into any contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license or other agreement (a) involving the receipt or expenditure of more than AUD$25,000 over the term thereof, (b) containing provisions calling for the sale or purchase of raw materials, product or service at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third-party markets, (c) which include "take or pay", "meet or release", "most favored nations" or similar pricing or delivery arrangements, (d) with any officer, director, Owner or affiliate of the Company, (e) other than in the ordinary course of business and consistent with the Company's past practices requiring the Company to indemnify or hold harmless any other person or entity,
         (f) evidencing any warranty obligation of the Company with respect to goods, services or products sold or leased by it (other than warranties given in the normal course of business containing substantially the same terms as those presently in effect), or (g) imposing on the Company any confidentiality, non-disclosure or non-compete or restraint of trade obligation.

         5.2 Cooperation. The Company and each Owner will use reasonable endeavours to cooperate fully with the Purchaser as to arrangements for the consummation of the transactions contemplated hereby in an orderly fashion. The Company and the Owners will use their reasonable efforts to obtain, as soon as possible, all required consents or approvals, and will take all other reasonable action which is necessary or desirable to effect the assignment to Purchaser of the Licenses, Personal Property Leases, Assumed Contracts, Real Property Leases, Real Property, and Prepaid Items, as well as the telephone numbers and goodwill of the Company and other rights of the Company related to the Acquired Assets.

         5.3 Filings, Etc. Each Owner and the Company will make all filings which are required to be made by them to lawfully consummate the transactions contemplated hereby.

         5.4 Access. The Owners (excluding KPMG to the intent that it is only required to use its reasonable endeavours with respect to this section 5.4) and the Company will cooperate fully in permitting the Purchaser and the Purchaser's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts to make a full investigation of the properties, operations and financial condition of the Company and will afford the Purchaser and the Purchaser's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of the Company. Without limitation of the foregoing, the Owners and the Company shall provide the Purchaser with such reasonably available financial information (and schedules with respect thereto) with respect to the Company as the Purchaser may reasonably request and will cooperate with and assist representatives of the Purchaser in the preparation of such financial information (and any opinions or reports with respect thereto) with respect to the Company as the Purchaser may reasonably request. Notwithstanding the above, the Purchaser and its respective lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, engineers and other experts shall incur no liability with respect to control, operation or management (or alleged control, operation or management) of the Company as a result of the covenants in this Section 5.4. The Purchaser agrees to keep all of the financial information provided to it by the Company for as long as it does not enter the public domain (other than due to the default of the Purchaser) secret and confidential.

         5.5 Satisfaction of Conditions. Excluding KPMG with respect to sections 5.5(i) and (ii) hereof, the Company and the Owners shall (i) use all reasonable efforts to obtain, as soon as possible, all governmental approvals required to be obtained by the Company and make, as soon as possible, all filings with any governmental authority required on the part of the Company to consummate the transactions contemplated hereby, (ii) use their reasonable efforts to obtain, as soon as possible, all other consents to and approvals required to be obtained by the Company to consummate the transactions contemplated hereby, and (iii) otherwise use their reasonable efforts to satisfy the conditions set forth in Section 7 of this Agreement to the extent that such satisfaction is within their control.

         5.6 Capital Budget. Exhibit 5.6 attached hereto contains the budgeted capital expenditures of the Company from August 31, 1997 through December 31, 1998. Unless otherwise consented to by the Purchaser, prior to the Closing, the Company will make capital expenditures only in accordance with such budget.

         5.7 Exclusivity. The Company and the Owners shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any ownership or management interest in the Company, or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any negotiations or discussions regarding, furnishing any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity in favor of any such acquisition. The Owners and the Company will promptly notify the Purchaser if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Limitation on Assignments to Purchaser. Expressly excluding KPMG with respect to section 5.8, notwithstanding anything herein contained to the contrary, this Agreement shall not constitute nor require an assignment to the Purchaser of any claim, lease, easement, permit, license, contract or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof unless and until such consent shall have been obtained. In the case of any such claim, lease, easement, permit license, contract or other right which cannot effectively be transferred to Purchaser without such consent, the Owners and the Company will each use all reasonable efforts to obtain such consent promptly and if such consent is not obtained, the Company and the Purchaser agree to enter into such reasonable arrangements as may be appropriate to provide Purchaser with benefits purported to be vested in Purchaser pursuant to the terms of this Agreement had such consent been obtained.

         5.9 Release. The Owners and the Company do hereby release, acquit and discharge Purchaser from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to the Acquired Assets, prior to the Closing Date other than those based on obligations of Purchaser under this Agreement or which relate to actions of the Company undertaken at the direction of the Purchaser, including, without limitation, any claim arising from any event, occurrence, act, omission or condition relating to the Acquired Assets occurring or existing on or prior to the Closing Date.

                             6. CERTAIN AGREEMENTS

         The parties hereto further agree as follows:

         6.1 Restraint of Trade. The Company, the Owners and DCSI (expressly excluding, with respect to this section 6.1 only, KPMG, and with respect to sections 6.1.1(1), (2) and (3) only, Robert Langford and DCSI) agree with the Purchaser that in order to protect the goodwill of the Company that is being transferred to Purchaser hereunder and the business of the Company in the form that it is conducted at the date of this Agreement, namely the provision of SAP implementation services, ("Business"), the Company, the Owners and DCSI will not:

                 6.1.1 either directly or indirectly:

                 (1) undertake, carry on or be engaged in or concerned with (whether as director, employee, agent, principal, partner, representative, shareholder, debenture holder, trustee, the holder of any security or in any other capacity) any business which competes with the Business or is similar in nature to the Business;

                 (2) counsel, procure or otherwise assist or encourage any person to do anything referred to in clause 6.1.1(1);

                 (3) be a lender to or guarantor for any person engaged in any business which may be competitive with the Business;

                 (4) canvass or solicit any employee of the Business to leave his employment with the Business or the Purchaser;

                 (5) canvass or solicit any person who has been a client or customer of the Company or of the Business in a way that is detrimental to the Business, at any time during the year prior to the Closing Date;

                 6.1.2    within:

                 (1)      Australia;

                 (2)      the State of Victoria;

                 (3) forty (40) kilometres of the Melbourne Central Business District ("CBD");

                 (4)      ten (10) kilometres of the CBD;

                 (5)      two (2) kilometres of the CBD;

                 6.1.3    for a period of:

                 (1)      three (3) years after the Closing Date;

                 (2)      two (2) years after the Closing Date;

                 (3)      one (1) year after the Closing Date;

                 6.1.4 Construction. Clause 6.1 is to be construed and take effect as if it consisted of the number of separate provisions which are the result of combining each type of conduct referred to in clause 6.1.1 with each of the areas referred to in clause 6.1.2, and then relating each of those combinations to each of the periods of time referred to in clause 6.1.3. If any of those separate provisions is unenforceable, illegal or void for any reason that provision shall be severed. Severance will not affect the validity or unenforceability of any of the other separate provisions.

                 6.1.5 Fair and Reasonable. Each of the separate provisions comprising clause 6.1 constitutes a fair and reasonable restraint of trade.

                 6.1.6 Marketable Securities. Clause 6.1 is not intended to preclude the Company, the Owners or DCSI from owning marketable securities of a stock exchange in Australia or elsewhere. But the Company, the Owners and DCSI must not hold more than five percent (5%) of such marketable securities of such corporation or trust if that corporation or trust carries on any business which competes directly with the Business.

                 6.1.7 Insolvency. Notwithstanding any of the other provisions of this Agreement, if the Purchaser or SCSI enters into any form of insolvency administration within two (2) years of the IPO Closing Date, then the provisions of this section 6.1 shall not, from the occurrence of that event onwards, apply.

         6.2 Audit. Prior to Closing, Deloitte Touche Tohmatsu, shall complete an audit of the Company through December 31, 1997, and such additional review work as may be requested by the Purchaser through and including the Closing Date (or other periods subsequent to December 31, 1997), and provide its report to the Purchaser and the Owners.

         6.3 Confidentiality. Prior to Closing, none of the Purchaser, the Company nor the Owners will disclose the terms of this Agreement to any person other than their respective directors, officers, agents or representatives, except as otherwise provided herein or unless required by law. The Company may make appropriate disclosures of the general nature of the acquisition contemplated by this Agreement to its employees, vendors and customers to protect the Company's goodwill and to facilitate the Closing. The Purchaser may disclose pertinent information regarding the said acquisition to its existing and prospective investors, lenders, or investment bankers or financial advisors for the purpose of obtaining financing, including, without limitation, financing related to the IPO or other offerings of its securities. The Purchaser may describe this Agreement and the transactions contemplated hereby in any registration statement filed by the Purchaser under the Securities Act and in reports filed by the Purchaser under the Securities Exchange Act of 1934, and may file this Agreement as an exhibit to any thereof. The Purchaser may also make appropriate disclosures of the general nature of the Acquisition and the identity, nature and scope of the Company's operations to prospective acquisition candidates in connection with the Purchaser's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the Exchange.

         6.4 Tax-Free Exchange. None of the Owners, the Purchaser or the Company shall knowingly take or fail to take any action, which action or failure to act would jeopardize the qualification of the Exchange as an exchange within the meaning of Section 351 of the Code.

         6.5 Motor Vehicles. Expressly excluding KPMG, the Owners and the Company represent and warrant that no motor vehicle primarily used by an executive management employee in the business of the Company prior to the Closing is owned by the Company.

         6.6 Incentive Stock Bonus Plan. In order to provide incentive to the key employees of SCSI, Purchaser agrees to cause SCSI, as a subsidiary of Purchaser, to enter into an Incentive Stock Bonus Plan ("Bonus Plan") with the key employees of SCSI (who were formerly the key employees of the Company), which will provide for a bonus pool of shares of Purchaser's Common Stock to be issued to key employee participants in the Bonus Plan, being the persons specified in section 6.11 ("Participants") contingent on the combined recognised revenues for the 1998 calendar year of the Company to the IPO Closing Date and SCSI (and its permitted assignee) between the IPO Closing Date and the end of the 1998 calendar year. The Participants shall determine the amount of participation of each Participant. The shares will be issued at a value per share equal to the IPO Price. The Bonus Plan will provide that if, for the 1998 calendar year, the Company from 1 January 1998 to the IPO Closing Date and SCSI (and its permitted assignee) from the IPO Closing Date to the end of the 1998 calendar year ("1998 Year") have combined recognized revenue (less allowances for doubtful accounts and sales returns) as determined in accordance with GAAP ("Recognized Revenue"), of AUD $38,400,000 or more, , then there shall be a bonus pool payable to the key employee participants in the Bonus Plan of AUD $4,000,000 in value of Purchaser's Common Stock to be issued at a value per share in United States dollars equal to the IPO Price. If the Company from 1 January 1998 to the IPO Closing Date and SCSI (and its permitted assignee) from the IPO Closing Date to the end of the 1998 Year have combined Recognized Revenue of AUD$31,200,000 or less for the 1998 Year, then there will be no bonus pool payable. If the Company from 1 January 1998 to the IPO Closing Date and SCSI (and its permitted assignee) from the IPO Closing Date to the end of the 1998 Year have Recognized Revenue of more than AUD $31,200,000, but less than

AUD $38,400,000, for the 1998 Year, then the amount of the bonus pool shall be the result of the following computation:



   Recognized Revenue for 1998 Year minus AUD$31,200,000 times AUD$4,000,000
   -----------------------------------------------------
                                 AUD$7,200,000



         6.7    Transfer of Interest in DCSI or TCS.

                 6.7.1 If the Company wishes (whether of its own accord, or as a result of receiving an offer from a third party) to sell, transfer, assign or otherwise dispose of or grant an option over any of the Company's shares in DCSI or units in the TCS Trust (as appropriate) ("Ownership Interests") or any interest in those Ownership Interests or right forming part of or attaching to those Ownership Interests the following will apply:

                          (1)    the Company must first serve a notice
         ("Notice") in writing on the Purchaser setting out:

                                  (a)  if it has not received an offer from a
third party for the Ownership Interests, the terms upon which it wishes to sell; or

                                  (b)  if it has received an offer from a third
party for the Ownership Interests, the terms of that offer.

                          (2) the Purchaser shall be given by the Company, prior to any sale of the Ownership Interests being entered into, becoming binding or being effected, the opportunity to provide its own offer to purchase the Ownership Interests to the Company.

                 6.7.2 The Purchaser acknowledges that the Company is not required to accept any offer made by the Purchaser for any of the Ownership Interests.

                 6.7.3 In this section 6.7, reference to the Ownership Interests include any part of the Ownership Interests.

         6.8 Business Records. The Company agrees to make available to the Purchaser at any time upon request free of charge, all books and records of the Company relating to the Acquired Assets and the Assumed Obligations wherever located, including without limitation, all credit records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, accounting and financial records, sales and property tax records and returns, sales records, customer and supplier data, blueprints, specifications, plans, maps, surveys, building and machinery diagrams, maintenance records, personnel and labor relation records, real estate records, construction records, environmental records and returns, files, papers, books and all other public and confidential business records (together the "Business Records"), whether such Business Records are in hard copy form or are electronically or magnetically stored, excluding only the Company's income tax records and returns, its Minute Books and constituent documents and stock records. The Purchaser shall be entitled to take photocopies of any of the Business Records.

         6.9 Telephone Numbers. The Company shall use its best endeavours to transfer all of the Company' right, title and interest in, to and under all telephone numbers used by the Company and Company business telephone numbers used by its employees to the Purchaser, a correct and complete list of which is set forth on Schedule 1.1.13 hereto.

         6.10   Transferring Employees.

                 6.10.1 Prior to the IPO Closing Date the Purchaser must offer employment or contracts (as appropriate) to each of the Employees to commence on the IPO Closing Date subject to the completion of the transactions contemplated by this Agreement. The employment or contracts (as appropriate) offered must be on terms and conditions as to wages and salaries and other conditions and entitlements no less favourable than those on which the Employees are employed or retained on the date of this Agreement unless otherwise agreed in writing by the Company and the Purchaser.

                 6.10.2 The Company must use its best endeavours to procure the acceptance by all of the Employees receiving offers of employment or contracts (as appropriate) by the Purchaser. Subject to completion of the transactions contemplated by this Agreement, the services of each of the employees and contractors who accept the offer of employment or agree to permit the assignment of their contracts (as appropriate) to the Purchaser will be transferred to the Purchaser and the Company consents to this.

         6.11   Employment Agreements. The Company and the Owners (excluding
KPMG) agree in good faith to use their best endeavours to negotiate employment agreements between Purchaser (or its permitted assignee) of the one part and Stephen Caswell, Christopher Banks and Desmond Lock of the other part, substantially in the form of the employment agreement annexed as exhibit 6.11.

                  7. CONDITIONS PRECEDENT; CLOSING DELIVERIES

         7.1 Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser to effect the Exchange under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Purchaser in writing to the extent permitted by applicable law. Provisions in this Section 7.1 requiring the delivery of documents and certificates to Purchaser shall be deemed satisfied by delivery of such materials to the Escrow Agent for later release to Purchaser upon satisfaction of the conditions contained in the Escrow Agreement.

                 7.1.1 Accuracy of Representations and Warranties. The representations and warranties of the Owners and the Company contained in this Agreement, the Schedules and Exhibits hereto, or in any closing certificate or document delivered to the Purchaser pursuant hereto shall be true and correct at and as of the Closing Date as though made as of that time, other than such representations and warranties as are specifically made as of another date, and the Owners and the Company shall each have delivered to the Purchaser a certificate to that effect.

                 7.1.2 Performance of Covenants. The Owners and the Company shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Owners and the Company shall each have delivered to the Purchaser a certificate to that effect.

                 7.1.3 Legal Actions or Proceedings. Excluding KPMG with respect to section 7.1.3, no legal action or proceeding shall have been instituted after the date hereof against the Company or any Owner or against the Purchaser arising by reason of the Exchange or any of the transactions contemplated by this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a Purchaser Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Owners and the Company shall each have delivered to the Purchaser a certificate to that effect.

                 7.1.4 Approvals. Excluding KPMG with respect to section 7.1.4, subject to section 5.8, the Company and the Owners shall have acquired all of the consents, approvals and waivers of third parties and of any regulatory body or authority, whether required contractually or by applicable law or otherwise, necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents and the Owner Related Documents) by the Company and the Owners prior to the Closing Date, and the Owners and the Company shall each have delivered to the Purchaser a certificate to that effect.

                 7.1.5 Foreign Investment Review Board. The Purchaser receiving from the Foreign Investment Review Board of the Commonwealth of Australia approval of the purchase of the Acquired Assets and all of the other transactions contemplated by this Agreement, such approval which is:-

                          (a)     unconditional; or

                          (b)     subject to conditions which do not materially
affect the commercial arrangement constituted by this Agreement or the economic substance of the agreement reached between the parties reflected in this Agreement.

The Purchaser agrees to consult with the Company in making its application to the Foreign Investment Review Board for approval.

                 7.1.6 Closing Deliveries. All documents required to be executed or delivered at Closing by the Owners or the Company pursuant to
Section 7.3 of this Agreement shall have been so executed and delivered.

                 7.1.7 No Loss or Damage. No material loss or damage shall have occurred on or prior to the Closing Date to any of the properties or assets of the Company.

                 7.1.8 Licenses, etc. The Purchaser shall have obtained, or will obtain under this Agreement, all such licenses and permits as are legally required for the continued operation of the business of the Company after the Closing Date, substantially the same as before.

                 7.1.9 No Material Adverse Change. Since the Balance Sheet Date there shall not have been any event that in the reasonable judgment of the Purchaser, adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company to a material extent (excluding the situation where the Company is unable to effectively assign a contract of the Company to Purchaser).

                 7.1.10 IPO. The Purchaser shall have completed the IPO on terms acceptable to it, and the net proceeds thereof shall have been received by the Purchaser.

                 7.1.11 Certain Corporate Actions. All necessary owner and manager resolutions, waivers and consents required from the Company and the Owners to consummate the transactions contemplated hereunder shall have been executed and delivered.

                 7.1.12 Foreign Company. The Purchaser successfully registering as a foreign company under the Corporations Law of the Commonwealth of Australia.

                 7.1.13 ASAP Restraint. ASAP executing a deed in favour of Purchaser containing a restraint of trade provision to the following effect, or as otherwise mutually agreed between the parties:

                 "1.1 ASAP agrees with the Purchaser that in order to protect the goodwill of the Company that is being transferred to Purchaser under an agreement and plan of exchange between, inter alia, the Company and Purchaser dated on or around 20 December 1997 ("Agreement and Plan of Exchange") and the business of the Company in the form that it is conducted at the date of the Agreement and Plan of Exchange, namely the provision of SAP implementation services ("Business"), ASAP shall not:

                 1.1.1    either directly or indirectly:

                          (1) canvas or solicit any employee of the Business to leave his employment with the Business or the Purchaser;

                          (2) canvass or solicit any person who has been a client or customer of the Company or of the Business at any time during the year prior to the Closing Date (as that term is defined in the Agreement and Plan of Exchange) in a way that is detrimental to the Business;

                          (3)     engage any employees or independent
                                  contractors after the Closing Date to be used by ASAP to itself provide SAP software implementation services;

                 1.1.2    within:

                          (1)     Australia;

                          (2)     the State of Victoria;

                          (3) forty (40) kilometres of the Melbourne Central Business District ("CBD");

                          (4)     ten (10) kilometres of the CBD;

                          (5)     two (2) kilometres of the CBD;

                 1.1.3    for a period of:

                          (1)     two (2) years after the Closing Date;

                          (2)     one (1) year after the Closing Date.

                 1.1.4 Construction. Clause 1.1.1 is to be construed and take effect as if it consisted of the number of separate provisions which are the result of combining each type of conduct referred to in clause 1.1.1 with each of the areas referred to in clause 1.1.2, and then relating each of those combinations to each of the periods of time referred to in clause 1.1.3. If any of those separate provisions is unenforceable, illegal or void for any reason that provision shall be severed. Severance will not affect the validity or unenforceability of any of the other separate provisions.

                 1.1.5 Fair and Reasonable. Each of the separate provisions comprising clause 1.1 constitutes a fair and reasonable restraint of trade.

                 1.1.6 Marketable Securities. Clause 1.1 is not intended to preclude ASAP from owning marketable securities of a stock exchange in Australia or elsewhere. But ASAP must not hold more than five percent (5%) of such marketable securities of such corporation or trust if that corporation or trust carries on any business which competes directly with the Business.

                 1.1.7 Insolvency. Notwithstanding any of the other provisions of this Agreement, if the Purchaser or SCSI enters into any form of insolvency administration within two (2) years of the IPO Closing Date, then the provisions of this section 1.1 shall not, from the occurrence of that event onwards, apply.

                 1.2 ASAP agrees with the Company that, consistent with its past practices, it shall in good faith use its best endeavours to continue referring clients to the Business for a period of two (2) years after the IPO Closing Date."

                 7.1.14 Charges. The Company delivering to Purchaser simultaneously with the Exchange a release of the equitable mortgage in favour of the Commonwealth Bank of Australia referred to in Schedule 3.4.

         7.2 Conditions Precedent to the Obligations of the Owners and the Company. The obligations of the Owners and the Company under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Company in writing. Provisions in this Section 7.2 requiring the delivery of documents and certificates to the Company and the Owners shall be deemed satisfied by delivery of such materials to the Escrow Agent for later release to the Company and the Owners upon satisfaction of the conditions contained in the Escrow Agreement.

                 7.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in any closing certificate or document delivered to the Owners or the Company pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date (such as the warranties made with respect to the schedules referred to in section 3), and the Purchaser shall have delivered to the Owners and the Company a certificate to that effect.

                 7.2.2 Performance of Covenants. The Purchaser shall have performed and complied with all covenants of this Agreement to be performed or complied with by it at or prior to the Closing Date and the Purchaser shall have delivered to the Owners and the Company a certificate to such effect.

                 7.2.3 Approvals. Purchaser shall have acquired all of the consents, approvals and waivers specified under Section 4.4 prior to the Closing Date, and Purchaser shall deliver to the Owners and the Company a certificate to that effect.

                 7.2.4 Closing Deliveries. All documents required to be executed or delivered at Closing by Purchaser pursuant to Section 7.5 of this Agreement shall have been so executed and delivered.

         7.3 Deliveries by the Company or the Owners at the Closing. At the Closing, simultaneously with the deliveries by the Purchaser specified in
Section 7.5 below, and in addition to any deliveries required to be made by the Owners and the Company pursuant to any other transaction document at the Closing, the Company or the Owners, as applicable, shall deliver or cause to be delivered to the Escrow Agent the following:

                 7.3.1 Closing Certificates. The Owners and the Company shall execute and deliver the Escrow Agreement substantially in the form of
Exhibit 2.1 and the certificates and documents required pursuant to Sections 7.1.1, 7.1.2, 7.1.3, 7.1.4 and 7.1.6.

                 7.3.2    Instruments of Transfer.

                          (a) The Company shall use its best endeavours to deliver at the Closing executed landlord's estoppel letters in a form satisfactory to Purchaser with respect to all Real Property Leases, and the Company shall use its best endeavours to execute and deliver to Purchaser at the Closing an Assignment and Assumption of the Real Property Leases, in substantially the form attached as Exhibit 7.3.2(i) hereto;

                          (b) At the Closing, the Company shall use its best endeavours to deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Acquired Assets and to evidence the assignment by the Company and the assumption by Purchaser of the Assumed Obligations.

                 7.3.3 Stock Transfer Restriction Agreement. The Company and the Owners shall execute and deliver a Stock Transfer Restriction Agreement, effective as of the Closing Date, substantially in the form set forth in
Exhibit 7.3.3.

                 7.3.4 Opinion of Counsel for the Owners and the Company. The Owners and the Company shall deliver the favorable opinion of its legal counsel, dated as of the Closing Date, substantially in the form and to the effect set forth in Exhibit 7.3.5 attached hereto.

                 7.3.5 Documents.. The Company and the Owners shall execute and deliver, the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or any Owner at the Closing as contemplated hereby or as may be reasonably requested by the Purchaser.

         7.4 No Waiver. The consummation of the Closing shall not be deemed to be a waiver by the Purchaser of any of its rights or remedies against the Owners or the Company hereunder for any breach of warranty, covenant or agreement by the Company or the Owners herein irrespective of any knowledge of or investigation made by or on behalf of the Purchaser; provided, however, that if the Company shall disclose in writing to the Purchaser prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Company or a Owner herein by the Company or a Owner, and requests a waiver thereof by the Purchaser, and the Purchaser shall waive any such specifically identified breach in writing prior to the Closing Date, the Purchaser, for themselves and for each Purchaser Indemnified Party (as defined below) shall be deemed to have waived their respective rights and remedies hereunder for, and the Owners and the Company shall have no liability with respect to any such specifically identified breach to the extent so identified by the Company and so waived by the Purchaser.

         7.5 Deliveries by the Purchaser at the Closing. At the Closing, simultaneously with the deliveries by the Owners specified in Section 7.3 above, and in addition to any other deliveries to be made by the Purchaser pursuant to any other transaction document at the Closing, the Purchaser, as applicable, shall deliver or cause to be delivered to the Owners and the Company the following:

                 7.5.1 Closing Certificates. The Purchaser shall execute and deliver the Escrow Agreement in the form of Exhibit 2.1, the certificates and documents required pursuant to Sections 7.2.1, 7.2.2, 7.2.3 and 7.2.4.

                 7.5.2 Instruments of Transfer. At the Closing, the Purchaser shall execute and deliver to the Company the following documents:

                          (i) the Assignment and Assumption of the Real Property Leases, in substantially the form attached as Exhibit 7.3.2(i) hereto; and

                          (ii) such other instruments or documents as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Acquired Assets and to evidence the assumption by Purchaser of the Assumed Obligations.

                 7.5.3 Opinion of Counsel for the Purchaser. The Purchaser shall deliver the favorable opinion of its legal counsel dated as of the Closing Date, substantially in the form and to the effect set forth in Exhibit 7.5.3.

                 7.5.4 Closing Cash Consideration. The Purchaser shall deliver the Closing Cash Consideration to the Company as set forth in
         Section 1.5 hereof.

         7.6 No Waiver. The consummation of the Closing shall not be deemed to be a waiver by the Owners or the Company of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by the Purchaser irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Owner or the Company; provided, however, that if the Purchaser shall disclose in writing to the Owners prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of the Purchaser contained herein by the Purchaser, and requests a waiver thereof by the Company and the Owners, and the Company and the Owners shall waive any such specifically identified breach in writing prior to the Closing, the Company and the Owners shall be deemed to have waived their rights and remedies hereunder for, and the Purchaser shall have no liability or obligation to the Owners or the Company with respect to, any such specifically identified breach, to the extent so identified by the Purchaser and waived by the Company and the Owners.

         7.7 Conditions Precedent to Completion of the Closing. The obligations of the parties to consummate the Exchange under this Agreement on the IPO Closing Date are subject to the satisfaction of each of the following conditions (unless waived by each of the parties in writing):

                 7.7.1 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Company or the Owners which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement,
(ii) to have a Company Material Adverse Effect or (iii) to have a Purchaser Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement.

                 7.7.2 IPO. The Purchaser shall have completed the IPO on terms described in the Registration Statement for the IPO, and the net proceeds thereof shall have been received by the Purchaser.

         7.8 Delivery of the Closing Cash Consideration. On the IPO Closing Date, the Purchaser shall deliver the Closing Cash Consideration to the Company and the Escrow Agent shall release and deliver all documents and certificates held in escrow to the appropriate parties.

         7.9 Provision of Working Capital. As soon as practicable after completion of Closing the Purchaser will arrange for the provision to SCSI of monies sufficient for its day to day operations, including without limitation arranging a line of credit.

                 8. ACCOUNTS RECEIVABLE AND OWNERS ENTITLEMENTS

         8.1 The Owners represent that as at 30 September 1997 the accounting records of the Company prior to any adjustment for purposes of the financial statements referred to in section 3.8 show certain amounts were owing to them by the Company representing loans, undistributed pre-30 June 1997 profits, capital introductions, post-30 June 1997 interest and profit accumulation all of which are contained in exhibit 1.3 and which, as at that date, stood at AUD$2,723,987.

         8.2 The Purchaser, which is acquiring the Accounts Receivable pursuant to section 1.1.5, agrees to apply the proceeds of the collection of the Accounts Receivable in the following manner:

                 8.2.1 First, to the Owners in satisfaction of the entitlements of the Owners referred to in section 8.1, as adjusted in the ordinary course of business of the Company and consistent with its past practices (including interest and profit accumulation from 1 October 1997 to the IPO Closing Date) and which includes the crediting of profits of the Company earned between 30 September 1997 and the IPO Closing Date, less any amounts distributed by the Company to the Owners between 30 September 1997 and the IPO Closing Date in reduction of said entitlements ("Owner's Entitlements"); and

                 8.2.2   Secondly, to the Purchaser.

         8.3 The Purchaser agrees and acknowledges that if a shortfall arises in respect of the payment of the Owners Entitlements pursuant to section 8.2.1, that it shall pay that shortfall to the Company within three (3) months of the IPO Closing Date. The Purchaser reserves the right, upon the giving of reasonable prior notice to the Company, to conduct an audit of the items referred to in section 8, at its own cost as at the IPO Closing Date.

                         9. SURVIVAL; INDEMNIFICATIONS

         9.1 Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Owners and the Company in the Owner Related Documents and the Company Related Documents other than those in Section
3.4 shall survive for a period of twenty-four (24) months after the date hereof and the representations and warranties of the Owners and the Company contained in Section 3.4 shall survive for the maximum period permitted by applicable law. The representations and warranties of Purchaser herein and in the Purchaser Related Documents shall survive for a period of twenty-four (24) months after the date hereof. The periods of survival of the representations and warranties as stated above in this Section 9.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

         9.2     Indemnification.

                 9.2.1 The parties agree and acknowledge that KPMG shall be excluded completely from the operation of this section 9.2.

                 9.2.2 Purchaser Indemnified Parties. Subject to the provisions of Sections 9.1 and 9.3 hereof, the Company and the Owners shall indemnify, save and hold harmless Purchaser and any of its assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs on a solicitor and own client basis (collectively "Losses") arising out of:

                 (i) the breach of any covenant of the Company or any Owner or the failure by the Company or the Owners to perform any obligation of any Owner or the Company contained herein or in any Company Related Document or Owner Related Document;

                 (ii) any inaccuracy or breach of any representation or warranty of any Owner contained herein or in any Owner Related Document;

                 (iii) any inaccuracy or breach of any representation or warranty of the Company contained herein or any Company Related Document;

                 (iv) any act or omission of the Company or the Owners occurring or existing at any time on, before or after the Closing and involving or related to the Excluded Assets; and

                 (v) any act or omission of the Company, or any Owner (excluding Robert Langford) occurring at any time on or before the IPO Closing Date and involving or related to the Acquired Assets or the properties, business or operations now or previously owned or operated by the Company.

                 9.2.3 Minimum Losses. For purposes of this Section 9.2, Losses shall be calculated with respect to any inaccuracy or breach of any representation or warranty without giving effect to any clause which would permit such inaccuracy or breach up to an amount which would be deemed a Company or Purchaser Material Adverse Effect. The Company and the Owners shall have no obligation under Section 9.2.2 until the aggregate amount of all such Losses equal or exceed $75,000 (whether or not any particular loss resulted in a Company Material Adverse Effect), at which time the Company and the Owners shall be subject to the provisions of Section 9.2.2 with respect to any Losses of the Purchaser Indemnified Parties above the $75,000 allowance.

                 9.2.4 Purchaser Indemnity. Subject to the provisions of Sections 9.1 and 9.3, Purchaser shall indemnify, save and hold harmless the Company, the Owners and all of their respective heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

                 (i) any breach of any covenant of Purchaser or the failure by Purchaser to perform any of its obligations contained herein or in the Purchaser Related Documents;

                 (ii) any inaccuracy or breach of any representation or warranty of Purchaser contained herein or in the Purchaser Related Documents; and

                 (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the IPO Closing Date that involve or relate to the Acquired Assets or the Assumed Obligations; provided, however, that this clause (iii) shall not apply to any Losses to the extent that such Losses result from any Owner's acts or omissions (unless such acts or omissions occur as a result of a request from the Purchaser) after the date hereof as an officer, director and/or employee of Purchaser or its affiliates.

         9.3 Limitations. Notwithstanding any of the other provisions of this Agreement:

                          (1) The aggregate liability of the Company under
                 Section 9.2.2 shall not exceed:

                                  (a) the aggregate Purchase Price less an
                          amount equal to the dimunition in value of the Purchaser Common Stock issued to the Company under this Agreement between the IPO Closing Date and the date the indemnity is called upon pursuant to section
                          9.2.2 ("Adjusted Purchase Price"); or

                                  (b) AUD$24 million,

                          whichever is the lesser.

                          (2) The aggregate liability of each Owner under
                 section 9.2.2 shall not exceed such Owner's pro rata derivative interest in:

                                  (a) the Adjusted Purchase Price based on such
                          Owner's Ownership Interest as set forth on Schedule
                          3.2 hereto; or

                                  (b) AUD$24 million,

                 whichever is the lesser.

                          (3) The liability of each Owner under section 9.2.2,
                 with respect to any claim made by the Purchaser for indemnity ("Claim") shall not exceed that proportion of the Claim which is equal to the proportion reflected by the Owner's pro-rata derivative interest in:

                                  (a) the Adjusted Purchase Price based on such
                          Owner's Ownership Interests as set forth on schedule
                          3.2 hereto; or

                                  (b) AUD$24 million,

                 whichever is the lesser.

                          (4) The aggregate liability of the Purchaser under
                 Section 9.2.4 shall not exceed the amount of the Purchase Price, except that after the Closing Cash Consideration has been paid to the Company, the aggregate liability of the Purchaser under section 9.2.4 shall not exceed the amount of the Purchase Price paid with Purchaser Common Stock.

         9.4     Procedures for Indemnification.

                 9.4.1 Notice. The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 9.4.1 shall relieve the Indemnifying Party of its obligations under this Article 9 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

                 9.4.2 Legal Defense. The Purchaser shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Owners and the Company shall at all times have the right, at their option, to participate fully therein, and (ii) if the Purchaser does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Owners and the Company shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

                 9.4.3 Settlement. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Purchaser Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 9.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

               9.4.4 Cooperation. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

                                10. TERMINATION

     10.1 Grounds for Termination. This Agreement may be terminated only as provided below.

         10.1.1 Prior to Closing. The parties may terminate this Agreement at any time prior to the Closing only as provided below:

                 (i) Mutual Consent. Purchaser and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 (ii) Termination by Purchaser. Purchaser may terminate this Agreement by giving written notice thereof to the Company at any time prior to the Closing: (a) in the event that the Owners or the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified the Company of the breach, and the breach has continued without cure until the earlier of 20 days after the notice of such breach or the Closing Date, whichever is earlier, (b) if the Registration Statement for the IPO has not been filed with the U.S. Securities and Exchange Commission on or before December 31, 1997, or
         (c) if the IPO Closing Date shall not have occurred on or before April 30, 1998, by reason of the failure of any condition precedent under
         Section 7.1 hereof (unless the failure results primarily from Purchaser itself ); and

                 (iii) Termination by the Company. The Company may terminate this Agreement by giving written notice thereof to Purchaser at any time prior to the Closing: (a) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Purchaser of the breach, and the breach has continued without cure until the earlier of 20 days after the notice of such breach or the Closing Date, whichever is earlier, (b) if the Registration Statement for the IPO has not been filed with the U.S. Securities and Exchange Commission on or before December 31, 1997, or (c) if the IPO Closing Date shall not have occurred on or before April 30, 1998 by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Company or an Owner materially breaching any material representation, warranty, or covenant contained in this Agreement).

         10.1.2 After the Closing Date. This agreement may be terminated after the Closing only as follows:

                 (i) Termination of Underwriting Agreement. Upon termination, prior to the successful completion of the IPO, of the agreement between Purchaser and certain investment banking firms (the "Underwriting Agreement") under which such firms agree to purchase shares of Purchaser Common Stock from Purchaser on a firm commitment basis for resale to the public initially at the IPO Price, Purchaser or the Company may each terminate this Agreement by providing written notice to the other.

                 (ii) Automatic Termination. This Agreement shall terminate automatically and without action on the part of any party hereto if the IPO is not consummated within 10 business days after the Closing.

         10.2 Effect of Termination. If this Agreement is terminated as permitted under Section 10.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                               11. MISCELLANEOUS

         11.1 Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by facsimile or e-mail to the telecopy numbers set forth below, as follows:

         To the Company:

                 c/- Philip Ciravolo
                 Cugley Ciravolo Bordin Pty Ltd
                 8-10 Flintoff Street
                 Greensborough  Vic  3088
                 Facsimile: (613) 9432-0003
                 E-mail ccb@netspace.net.au

         To the Owners:

                 c/- Philip Ciravolo
                 Cugley Ciravolo Bordin Pty Ltd
                 8-10 Flintoff Street
                 Greensborough  Vic  3088
                 Facsimile: (613) 9432-0003
                 E-mail ccb@netspace.net.au

         To the Purchaser:

         (a)     BrightStar Information Technology Group, Inc.
                 10375 Richmond Avenue, Suite 1620,
                 Houston, Texas, USA, 77042
                 Attn: President
                 Facsimile: (713) 361-2501
                 E-mail mgwebb@bitgrp.com

         (b)     with a copy to Robert J. Viguet Jnr.
                 Chamberlain, Hrdlicka, White, Williams & Martin,
                 1200 Smith Street, Suite 1400,
                 Houston, Texas, USA, 77042
                 Facsimile: (713) 658-1818

or other such address as shall be furnished in writing by any such party to the other party

         11.2 A notice or other communication shall be deemed to have been served:

                 11.2.1   if mailed by air-mail, seven days after mailing;

                 11.2.2   if hand delivered, at the time of delivery;

                 11.2.3 if sent by facsimile, on the date of receipt by the sender from the sender's facsimile machine of an acknowledgment of error free transmission in legible form; or

                 11.2.4 if e-mailed, on receipt of an acknowledgment from the person receiving the e-mail of receipt of the e-mail.

         To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in Sections 11.1 and 11.2 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

         11.3 Further Documents. Each party shall, at any time and from time to time after the date hereof, upon request by another party and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Owners or the Company hereunder.

         11.4 Assignability. Neither the Company nor any Owner shall assign this Agreement in whole or in part without the prior written consent of the Purchaser, except by the operation of law and the Purchaser may only assign its rights under this Agreement, the Company Related Documents and the Owner Related Documents: (a) to SCSI at any time, or (b) after thirteen months from the IPO Closing Date has expired, to any entity, or (c) within the thirteen month period from the IPO Closing Date, to any entity which forms part of a bona fide reconstruction or reorganisation of the affairs of the Purchaser or SCSI or the group of companies of which they are a part with the consent of the Owners and the Company, such consent not to be unreasonably withheld.

         11.5 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

         11.6 Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         11.7 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

         11.8 Governing Law. The law of this Agreement is the law of the State of Victoria, Australia. The parties irrevocably and unconditionally submit themselves to the non-exclusive jurisdiction of the courts of the State of Victoria, Australia or courts having jurisdiction in the State of Victoria, Australia and of all courts competent to hear appeals from those courts. The parties waive any right to object to any proceedings being brought in those courts.

         11.9    Public Announcements.

                 (a) Neither the Company nor any Owner shall make any press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof except with the consent of the Purchaser, such consent not to be unreasonably withheld, or as required by law.

                 (b) The Purchaser shall not make any press release, public announcement or prior confirmation or disclosure regarding SCSI or the Company unless it has first informed the Company of the general terms of that disclosure.

         11.10 No Third Party Beneficiaries. Except as set forth in Article 9, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

         11.11 Amendments and Waivers. This Agreement may be amended prior to Closing by the Purchaser, the Company, and the Owners, by an instrument in writing signed on behalf of each such party and in compliance with applicable law. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

         11.12 No Employee Rights. Subject to clause 6.11, nothing herein expressed or implied (unless expressly set out in any written employment agreements between the Company and an employee of the Company) shall confer upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

         11.13 No Personal Liability of Representatives of Purchaser. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Purchaser in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such, past, present or future, of the Purchaser or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such obligations are those of the Purchaser as a separate corporate entity.

         11.14 When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of the Purchaser, the Company and the Owners.

         11.15 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Purchaser, and the Company and its Owners shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

         11.16 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

         11.17 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         11.18 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         11.19 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

         11.20 Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that Purchaser shall pay all expenses associated with the accounting and auditing fees and expenses of Deloitte and Touche, L.L.P.

         11.21 Interpretation. Unless expressly provided otherwise in this Agreement, or unless the context otherwise requires:

                 11.21.1 the singular includes the plural and vice versa and reference to a gender includes other genders;

                 11.21.2 a reference to any legislation or statutory instrument:

                          (1) includes:

                                  (a) a reference to that legislation or
                          statutory instrument as amended, modified, re-enacted and replaced from time to time; and

                                  (b) any rulings, regulations or guidelines
                          made or issued under or in relation to that legislation or statutory instrument; and

                          (2) is to be construed according to the relevant State or Federal Acts Interpretation Act applicable to that legislation or statutory instrument;

                 11.21.3 a reference to a person includes a corporation, firm or body of persons recognised by law and that person's successors, assigns and legal personal representatives;

                 11.21.4 other grammatical forms of defined words or phrases have corresponding meanings;

                 11.21.5 a reference to a section, schedule or annexure is a reference to a section of or schedule or annexure to this Agreement;

                 11.21.6 a reference to a document (including this document) includes a reference to that document as amended or replaced from time to time; and

                 11.21.7 a reference to money (including a reference to dollars and expressions preceded by the symbol "$") is a reference to Australian currency.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                                       PURCHASER:

                                       BRIGHTSTAR INFORMATION
                                       TECHNOLOGY GROUP, INC.


                                       By: /s/ MARSHALL G. WEBB
                                           ------------------------------------
                                               Marshall G. Webb, President


                                       COMPANY:

                                       SOFTWARE CONSULTING SERVICES
                                       PTY. LTD.

[SEAL] THE COMMON SEAL OF SOFTWARE CONSULTING SERVICES PTY. LTD. (ACN 005 931 886) was hereunto affixed in accordance with its Articles of Association in the presence of:

                                       /s/ S.D. CASWELL         Director
                                       ------------------------

                                       S.D. Caswell             Name (please
                                       ------------------------       print)

                                       /s/ PHILIP CIRAVOLO      Secretary
                                       ------------------------

                                       /s/ PHILIP CIRAVOLO      Name (please
                                       ------------------------       print)


                                       OWNERS:

[SEAL] THE COMMON SEAL of KPMG INFORMATION SOLUTIONS PTY. LTD. (ACN 065 410 746) was hereunto affixed in accordance with its Articles of Association in the presence of:

                                       /s/ [TO BE FURNISHED     Director
                                            UPON REQUEST]
                                       ------------------------

                                       [TO BE FURNISHED]        Name (please
                                        UPON REQUEST                  print)
                                       ------------------------

                                       /s/ IAN C. McBRIDE       Secretary
                                       ------------------------

                                       Ian C. McBride           Name (please
                                       ------------------------       print)

[SEAL] THE COMMON SEAL of KENTCOM PTY LTD (ACN 065 369 440) was hereunto affixed in accordance with its Articles of Association in the presence of:

                                       /s/ KEREN FAZIO       Director
                                       ----------------------

                                       Keren Fazio           Name (please print)
                                       ----------------------

                                       /s/ SALVATORE FAZIO   Secretary
                                       ----------------------

                                       Salvatore Fazio       Name (please print)
                                       ----------------------


                                       SIGNED by SALVATORE FAZIO in the presence of:

                                       /s/ SALVATORE FAZIO   Salvatore Fazio
                                       ----------------------

                                       /s/ PHILIP CIRAVOLO   Witness
                                       ----------------------

                                       PHILIP CIRAVOLO       Name (please print)
                                       ----------------------


[SEAL] THE COMMON SEAL of PEPPER TREE PTY LTD (ACN 007 342 538) was hereunto affixed in accordance with its Articles of Association in the presence of:

                                       /s/ L. BANKS          Director
                                       ----------------------

                                       L. Banks              Name (please print)
                                       ----------------------

                                       /s/ C.R. BANKS        Secretary
                                       ----------------------

                                       C.R. Banks            Name (please print)
                                       ----------------------


                                       SIGNED by CHRISTOPHER RICHARD BANKS in
                                       the presence of:

                                       /s/ C.R. BANKS        Christopher Banks
                                       ----------------------

                                       /s/ PHILIP CIRAVOLO   Witness
                                       ----------------------

                                       PHILIP CIRAVOLO       Name (please print)
                                       ----------------------